John Keeler & Co., Inc. D/B/A Blue Star Foods

UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2018	2017
ASSETS

CURRENT ASSETS
Cash (including VIE $10,448 and $22,571, respectively)	$17,938	$29,377
Restricted Cash	15,926	29,498
Accounts receivable, net (including VIE $86,932 and $138,333, respectively)	4,313,662	4,675,588
Inventory, net (including VIE $138,569 and $257,798, respectively)	7,858,523	12,952,850
Advances to related party	1,082,925	-
Other current assets (including VIE $0 and $3,656, respectively)	200,168	99,997
Total current assets	13,489,142	17,787,310

FIXED ASSETS, net	121,764	146,496

OTHER ASSETS	244,226	311,053

TOTAL ASSETS	$13,855,132	$18,244,859

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Accounts payable and accruals (including VIE $80,688 and $318,073, respectively)	$3,525,429	$4,409,232
Working capital line of credit	8,972,011	12,109,150
Current maturities of long-term debt	36,000	35,011
Stockholder notes payable - Subordinated	2,910,136	2,910,136
Total current liabilities	15,443,576	19,463,529

LONG -TERM DEBT	15,644	33,878

TOTAL LIABILITIES	15,459,220	19,497,407

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S DEFICIT
John Keeler & Co. stockholder’s deficit:
Common stock, $1.00 par value 500 shares authorized, issued and Outstanding	500	500
Additional paid-in capital	559,257	559,257
Accumulated deficit	(1,812,762)	(1,494,927)
Total John Keeler & Co. stockholder’s deficit	(1,253,005)	(935,170)

Non-controlling interest	(458,708)	(424,081)
Accumulated other comprehensive income (VIE)	107,625	106,703
Total VIE’s deficit	(351,083)	(317,378)

TOTAL STOCKHOLDER’S DEFICIT	(1,604,088)	(1,252,548)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$13,855,132	$18,244,859

The accompanying notes are an integral part of these unaudited financial statements

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John Keeler & Co., Inc. D/B/A Blue Star Foods

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

SIX MONTHS ENDED JUNE 30,

	2018	2017

REVENUE, NET	$16,877,503	$19,374,358

COST OF REVENUE (including approximately $6,167,500 and $5,553,400 respectively, purchased from related party)	14,527,461	16,203,074

GROSS PROFIT	2,350,042	3,171,284

COMMISSIONS	66,215	78,959
SALARIES & WAGES	932,970	924,914
OTHER OPERATING EXPENSES	1,146,415	1,128,197

INCOME (LOSS) FROM OPERATIONS	204,442	1,039,214

OTHER EXPENSE	(679)	(9,065)
INTEREST EXPENSE	(556,224)	(511,600)

NET INCOME (LOSS)	(352,461)	518,549

LESS: NET INCOME ( LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(34,626)	43,352

NET INCOME (LOSS) LOSS ATTRIBUTABLE TO JOHN KEELER & CO.	$(317,835)	$475,197

COMPREHENSIVE INCOME (LOSS):

TRANSLATION ADJUSTMENT ATTRIBUTABLE TO NON-CONTROLLING INTEREST	922	7,825

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	$(33,704)	$51,177

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO JOHN KEELER & CO.	$(317,835)	$475,197

PRO FORMA DATA:
PRO FORMA INCOME TAX EXPENSE	(71,589)	190,961

PRO FORMA NET (LOSS) INCOME ATTRIBUTABLE TO JOHN KEELER & CO.	$(246,246)	$284,236

PRO FORMA COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO JOHN KEELER & CO.	$(246,246)	$284,236

The accompanying notes are an integral part of these unaudited financial statements

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John Keeler & Co., Inc. D/B/A Blue Star Foods

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30,

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)	$(352,461)	$518,549
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of fixed assets	31,103	31,289
Amortization of intangible assets	6,491	6,491
Amortization of loan costs	66,826	164,457
Allowance for inventory obsolescence	-	50,434
Changes in operating assets and liabilities:
Receivables	361,926	(862,557)
Inventories	5,094,327	3,549,519
Advances to affiliated supplier	(1,082,925)	981,972
Other current assets	(100,171)	(70,253)
Other assets	(6,490)	5,924
Accounts payable and accruals	(883,803)	(3,522,684)
Net cash provided by (used) in operating activities	3,134,823	853,141

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(6,371)	(3,391)
Net cash used in investing activities	(6,371)	(3,391)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of working capital lines of credit, net	(3,137,138)	(1,332,070)
Principal payments of long-term debt	(17,247)	(16,311)
Proceeds from stockholder notes payable - Subordinated	-	500,000
Repayments of stockholder notes payable - Subordinated	-	-
Payments of Loan costs	-	(115,000)
Changes in restrictive cash	13,572	67,812
Net cash provided by (used) in financing activities	(3,140,813)	(895,569)

Effect of exchange rate changes on cash	922	7,825

NET INCREASE (DECREASE) IN CASH	(11,439)	(37,994)

CASH, BEGINNING OF PERIOD	29,377	54,981

CASH - END OF PERIOD	$17,938	$16,987

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$555,824	$511,767

The accompanying notes are an integral part of these unaudited financial statements

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John Keeler & Co., Inc. DBA Blue Star Foods

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Basis of Presentation

The following unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, such interim financial statements do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete annual financial statements. The information furnished reflects all adjustments, consisting only of normal recurring items which are, in the opinion of management, necessary in order to make the financial statements not misleading. The balance sheet as of December 31, 2017 has been derived from the Company’s annual financial statements that were audited by an independent registered public accounting firm but does not include all of the information and footnotes required for complete annual financial statements. The consolidated financial statements included in this report on Form 8-K should be read in conjunction with the consolidated financial statements and the for the fiscal year ended December 31, 2017, also included in this report.

Note 2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its variable interest entity for which the Company is the primary beneficiary. All intercompany balances and transactions have been eliminated in consolidation.

Advances to Suppliers and Related Party

In the normal course of business, the Company may advance payments to its suppliers, inclusive of Bacolod, a related party. These advances are in the form of prepayments for products that will ship within a short window of time. In the event that it becomes necessary for the Company to return products or adjust for quality issues, the Company is issued a credit by the vendor in the normal course of business and these credits are also reflected against future shipments.

As of June 30, 2018 and December 31, 2017, the balance due from the related party for future shipments was approximately $1,082,925 and $0, respectively. The 2018 balances represent approximately two months of purchases from the supplier.

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Revenue Recognition

ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for us on January 1, 2018. Our disclosure within the below sections to this footnote reflects our updated accounting policies that are affected by this new standard. We applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. As sales are and have been primarily through distributors, and we have no significant post delivery obligations, this did not result in a material recognition of revenue on our accompanying CFS for the cumulative impact of applying this new standard. We made no adjustments to our previously-reported total revenues, as those periods continue to be presented in accordance with our historical accounting practices under Topic 605, Revenue Recognition.

Required Elements of Our Revenue Recognition: Revenue from our product sales is recognized under Topic 606 in a manner that reasonably reflects the delivery of our goods to customers in return for expected consideration and includes the following elements:

●	we ensure we have an executed purchase order with our customers that we believe is legally enforceable;
●	we identify the “performance obligation in the respective purchase order;
●	we determine the “transaction price” for each performance obligation in the respective purchase order;
●	we allocate the transaction price to each performance obligation; and
●	we recognize revenue only when we satisfy each performance obligation.

These five elements, as applied to each of our revenue category, is summarized below:

●	Revenue - we sell our products to wholesalers, distributors and retailers (i.e., our customers). Our wholesalers/distributors in turn sell our products directly to restaurants or end users as well as retail stores. Revenue from our product sales is recognized as when the product is taken from our warehouse via arranged freight or customer pick-up, in return for agreed-upon consideration. Additionally, the Company offers sales discounts and promotions to its customers in various forms. These incentives are accounted for as a reduction of revenue when they are characterized as cash consideration. Otherwise, the incentives are expensed. Revenue is inclusive of shipping and handling fees and all related costs of shipping and handling related to sales to customers are categorized as cost of revenue.

●	Product Returns Allowances - We estimate expected product returns for our allowance based on our historical return rates. Returned product is evaluated for resale, and may be resold.

ASC 842 Leases. In February, 2016, the FASB issued ASC 842 Leases which is to be effective for reporting periods beginning after December 15, 2018. The Company has reviewed the pronouncement and believes it will not have a material impact on the Company’s financial position, operations or cash flows.

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Income Taxes

The Company, with the consent of its stockholder, has elected to be taxed under the S Corporation provisions of the Internal Revenue Code. Under these provisions, taxable income or loss of the Company is reflected on the stockholder’s individual income tax return.

For the six months ended June 30, 2018 and 2017, a pro forma income tax provision has been disclosed as if the Company was a C corporation and thus was subject to U.S. federal and state income taxes. The Company computed pro forma tax expense using an effective rate of 34.92% and 68.09% as of June 30, 2018 and 2017, respectively. The pro-forma provision for income taxes excludes information related to the Company’s VIE.

Note 3.	Consolidation of Variable Interest Entities

Effective April 1, 2014, the Company’s stockholder was transferred the controlling interest of Strike (see Note 2). The Company concluded that Strike is a VIE and the Company is the primary beneficiary of Strike, in accordance with ASC 810, Consolidation. Therefore, the Company consolidated Strike in its financial statements. Strike’s activities are reflected in the Company’s financial statements starting on April 1, 2014, the effective date of the controlling interest transfer. Strike was not a VIE of the Company and the Company was not the primary beneficiary of Strike prior to the effective date of the controlling interest transfer of April 1, 2014. Strike’s equity is classified as non-controlling interest in the Company’s financial statements since the Company is not a shareholder of Strike.

The information below represents the assets, liabilities and non-controlling interest related to Strike as of June 30, 2018 and December 31, 2017.

June 30, 2018

Assets	$235,949
Liabilities	80,688
Non-controlling interest	(458,708)

December 31, 2017

Assets	$422,358
Liabilities	318,073
Non-controlling interest	(424,081)

Note 4.	Debt

Working Capital Line of Credit

The Company entered into a $14,000,000 revolving line of credit with Ares on August 31, 2016, the proceeds of which were used to pay off the prior line of credit, pay new loan costs of approximately $309,000, and provide additional working capital to the company. This facility was amended on November 18, 2016, June 19, 2017, October 16, 2017 and September 19, 2018. In the fourth amendment the term of this facility was extended to a term of 5 years from the effective date and is subject to early termination by the lender upon defined events of default. The Company continues to be obligated to meet certain financial covenants.

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The line of credit bears an interest rate equal to the greater of 3 Month LIBOR rate plus 6.25%, the Prime rate plus 3.0% or a fixed rate of 6.5%.

The Ares line of credit agreement is subject to the following terms:

●	Borrowing is based on up to 85% of eligible accounts receivable plus the net orderly liquidation value of eligible inventory at the same rate, subject to certain defined limitations.
●	The line is collateralized by substantially all the assets and property of the Company and is personally guaranteed by the stockholder of the Company.
●	The Company is restricted to specified distribution payments, use of funds, and is required to comply with certain other covenants including certain financial ratios.
●	All cash received by the Company is applied against the outstanding loan balance.
●	A subjective acceleration clause allows Ares to call the note upon a material adverse change.

During the first six months ended June 30, 2018, the Company failed to meet certain financial covenants. The bank elected not to charge the default rate of interest related to this covenant breach.

As of June 30, 2018, the line of credit bears interest rate of 8.6%.

As of June 30, 2018 and December 31, 2017, the line of credit had an outstanding balance of approximately $8,972,011 and $12,100,000, respectively.

Interest expense for third party debt totaled approximately $468,518 and $807,000 for the six months ending June 30, 2018 and the year ended December 31, 2017, respectively.

Note 5.	Stock-Based Compensation

On March 31, 2018 the company issued options totaling 104 shares to an employee of the company. This Option grant was approved by the shareholder at the time of the grant.

We accounted for the Stock options using a Black-Sholes valuation model utilizing an expected term of 5 years, a volatility factor of 51.76% and a compounded risk free interest rate of 2.84%. The Exercise price of the option was equal to the fair market value of the company’s common stock at the date of the grant and have a 10 year term. These options were accounted for as fully vested and will become fully vested as of the close of the merger between John Keeler & Co., Inc. and Blue Star Foods Corp (formerly A.G. Acquisition Group II, Inc.)

The probability for vesting of this option was analyzed as of June 30, 2018 based upon certain milestones that are necessary for the vesting. It was determined that as of June 30, 2018 that the probability that these options will vest was 40%, therefore, no option expense was recognized for the period.

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Stock Options

	Options	Average Price	Average Life (in Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2017	-	$-
Granted	104	10,000.00
Exercised	-
Forfeited/Expired	-
Outstanding as of June 30, 2018	104	$10,000.00	9.75	$-

Exercisable at June 30, 2018	-	-		$-

Stock Based Compensation for the grant of these options is approximately $496,293. This expense will be recognized when the probability of the vesting condition is certain.

The vesting condition was met on November 8, 2018 via the execution of an Agreement and Plan of Merger and Reorganization with Blue Star Foods Corp. (Formerly A.G. Acquisition Group II, Inc. and Blue Star Acquisition Corp.

Note 6.	Subsequent Events

On September 19, 2018, the company signed a fourth amendment to the loan and security agreement with Ares Financial. This Amendment waived the current default, and increased the term of the agreement to August 30, 2020.

On September 20, 2018, the company entered into a settlement and mutual release agreement with a supplier that the company was engaged in a commercial dispute. The settlement resulted in a reduction of the outstanding accounts payable to that supplier of $388,199.34 to a balance due of $1,465,000.

As of October 31, 2018 the company changed its tax status from an S corporation to a C Corporation under the provisions of the Internal Revenue Code.

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On November 8, 2018 the sole shareholder of the company executed an Agreement and Plan of Merger and Reorganization with Blue Star Foods Corp. (Formerly A.G. Acquisition Group II, Inc. and Blue Star Acquisition Corp. John R. Keeler will exchange his 500 shares with a par value of $1.00 in John Keeler & Co., Inc. for the 15,000,000 shares with a par value of $.0001 of the then outstanding 16,015,000 outstanding shares. The balance of the outstanding shares will be held by the prior owners of Blue Star Foods Corp. and various service providers. Additionally, there were 725 Series A Preferred shares and 181,250 warrants issued to private placement investors, 688 Series A Preferred shares and 172,000 warrants issued for settlement with prior investors, and 3,120,000 options to purchase preferred stock issued to Christopher Constable upon the close of the merger.

The Merger will be accounted for as a “reverse merger” and recapitalization since, immediately following the completion of the transaction, the holders of John Keeler & Co., Inc.’s stock will have effective control of Blue Star Foods Corp. In addition, John Keeler & Co., Inc. will have control of the combined entity through control of the Board by designating all four of the board seats. Additionally, all of John Keeler & Co., Inc.’s officers and senior executive positions will continue on as management of the combined entity after consummation of the Merger. For accounting purposes, John Keeler & Co., Inc. will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Blue Star Foods Corp. Accordingly, John Keeler & Co., Inc.’s assets, liabilities and results of operations will become the historical financial statements of the registrant, and the Company’s assets, liabilities and results of operations will be consolidated with Blue Star Foods Corp effective as of the date of the closing of the Merger. No step-up in basis or intangible assets or goodwill will be recorded in this transaction.

On November 8, 2018, Inc. the company entered into the fifth amendment to the loan and security agreement with Ares Financial. This amendment memorialized the change in ownership of John Keeler & Co., Inc as a wholly owned subsidiary of Blue Star Foods Corp. as well as the change of John Keeler from CEO to Executive Chairman, and the appointment of Carlos Faria as the CEO of John Keeler & Co., Inc.

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